Exhibit 99.1

AGILENT TECHNOLOGIES, INC.

BIO-ANALYTICAL MEASUREMENT INFORMATION

(Unaudited)

(In millions)

	FY 2008
	Q1	Q2	Q3	Q4	Total

Orders	$558	$596			$1,154

Net Revenue	$557	$556			$1,113

Income from operations	$90	$85			$175

	FY 2007
	Q1	Q2	Q3	Q4	Total

Orders	$466	$491	$498	$571	$2,026

Net Revenue	$484	$463	$500	$558	$2,005

Income from operations	$79	$62	$82	$106	$329

	FY 2006
	Q1	Q2	Q3	Q4	Total

Orders	$406	$427	$413	$493	$1,739

Net Revenue	$398	$403	$420	$450	$1,671

Income from operations	$45	$46	$60	$84	$235

Income from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily  in conformity with accounting principles generally accepted in the United States (GAAP).   Income from operations of our reporting segments excludes primarily restructuring and asset impairment charges, business separation costs, amortization of intangibles and some residual corporate charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Historical amounts have been reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

ELECTRONIC MEASUREMENT INFORMATION

(Unaudited)

(In millions)

	FY 2008
	Q1	Q2	Q3	Q4	Total

Orders	$843	$928			$1,771

Net revenue	$836	$900			$1,736

Income from operations	$77	$128			$205

	FY 2007
	Q1	Q2	Q3	Q4	Total

Orders	$784	$909	$810	$912	$3,415

Net revenue	$796	$857	$874	$888	$3,415

Income from operations	$68	$95	$116	$111	$390

	FY 2006
	Q1	Q2	Q3	Q4	Total

Orders	$771	$849	$812	$904	$3,336

Net revenue	$769	$836	$819	$878	$3,302

Income from operations	$64	$97	$106	$123	$390

Income from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily  in conformity with accounting principles generally accepted in the United States (GAAP).   Income from operations of our reporting segments excludes primarily restructuring and asset impairment charges, business separation costs, amortization of intangibles and some residual corporate charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Historical amounts have been reclassified to conform with current period presentation.